Horizon Technology Finance

HORIZON TECHNOLOGY FINANCE CORPORATION
312 FARMINGTON AVENUE
FARMINGTON, CT 06032

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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. ET the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79547-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HORIZON TECHNOLOGY FINANCE CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. To approve the issuance of shares of common stock, par value $0.001 per share, of Horizon Technology Finance Corporation (the "Company") pursuant to the Agreement and Plan of Merger, dated as of August 7, 2025, by and among the Company, Monroe Capital Corporation, a Maryland corporation, HMMS, Inc., a Maryland corporation and wholly-owned subsidiary of the Company, Monroe Capital BDC Advisors, LLC, a Delaware limited liability company, and Horizon Technology Finance Management LLC, a Delaware limited liability company (the "Merger Stock Issuance Proposal").	☐	☐	☐

	For	Withhold
2. To approve the election of Thomas J. Allison as a Class I director of the Company, to serve until the Company's 2026 annual meeting of stockholders or until his successor is duly elected and qualified (the "Director Election Proposal").	☐	☐

THIS PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com.

V79548-TBD

HORIZON TECHNOLOGY FINANCE CORPORATION
Special Meeting of Stockholders
[TBD], 2026, [TBD] AM, Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of Horizon Technology Finance Corporation (the "Company") hereby appoints Paul A. Seitz and Daniel R. Trolio, and each of them, as proxies for the undersigned, with full power of substitution and re-substitution in each of them, to attend the Special Meeting of Stockholders of the Company to be held on [TBD], 2026 at [TBD] Eastern Time, at the offices of the Company located at 312 Farmington Avenue, Farmington, Connecticut 06032, and any and all adjournments and postponements thereof (the "Special Meeting"), with all power possessed by the undersigned as if personally present to represent and vote, as designated on the reverse side of this ballot, all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting, and to vote in their discretion on such other matters as may properly come before the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

This proxy is solicited on behalf of the Board of Directors of Horizon Technology Finance Corporation. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournments or postponements thereof in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, matters incident to the conduct of the meeting or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any or all of the proposals referenced herein.

Continued and to be signed on reverse side